UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 2, 2002

MACKENZIE INVESTMENT MANAGEMENT INC.

(Exact name of registrant as specified in its chapter)

DELAWARE	000-17994	59-2522153

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

925 South Federal Highway, Suite 600 Boca Raton, FL	33432

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 393-8900

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events

     The Company has changed the date and time of the Annual and Special Meeting of Shareholders for Mackenzie Investment Management Inc., from Thursday September 12, 2002 at 10:00 am to Wednesday, September 25, 2002 at 9:00 am. Further, the record date has been changed from August 7, 2002 to August 23, 2002.

     There are no other changes to the Proxy Statement and the Management Information Circular.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE INVESTMENT MANAGEMENT INC. (Registrant)

/s/ KEITH J. CARLSON

Date: August 2, 2002	Keith J. Carlson President and Chief Executive Officer

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